UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

On May 23, 2011, Cross Border Resources, Inc. (the “Company”) entered into a definitive stock purchase agreement to sell an aggregate of 3,600,000 units.  Each unit was sold at $1.50 and was comprised of one share of common stock and one five-year warrant to purchase a share of common stock at an exercise price of $2.25 per share.  The offering was made to a select group of institutional and accredited investors and was exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder.  The sale closed on May 26, 2011.

The offering resulted in aggregate gross proceeds equal to $5,400,000.  The Company expects net proceeds of approximately $5,049,000 after the deduction of placement agent commissions and offering expenses.  The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the offering and the common stock underlying the warrants.

The Company plans to use the net proceeds from the offering to fund continued drilling in its Bone Spring play located primarily in the Parkway/Turkey Tract and Lusk Projects (Eddy and Lea Counties, New Mexico), general corporate purposes, and working capital.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued May 23, 2011 announcing offering
99.2	Press Release issued May 27, 2011 announcing closing of offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS BORDER RESOURCES, INC.

Date: May 27, 2011	By:	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer